Exhibit 10.8

Providing data cloud services for vocational education platforms

Service Agreement with China Adult Education Association, dated December 12, 2014, by and between Wuxi Wangdao and China Adult Education Association.

Party A: China Adult Education Association

Party B: Wuxi kingway technology co., LTD

The central agricultural radio and television university is managed by the ministry of education, entrusted to China adult education association for implementation, and agreed to provide data cloud service for Nongguang University by Wuxi Kingway Technology Co., LTD, the bid-winner of the national rural digital learning solution.

Now Party A and Party B have reached the following cooperation on this matter

1. The purpose of cooperation between the two parties is to build a vocational education cloud service system covering the whole country, distributed at different levels and interconnected, so as to provide high-quality digital education resources and convenient and fast services for vocational educators and learners across the country.

2. Party B shall not charge for providing data cloud service to Nongguang University, but Nongguang University shall guide its students to become charged members of Party B;Party B should take into account the principle of public welfare and adopt a low fee standard for its fee-paying members;Party B shall protect the relevant intellectual property rights of courseware while safeguarding the advanced nature of courseware provided by Party B;Party B shall actively utilize new technologies such as cloud computing and big data to promote the opening and sharing of data and ensure the security and accuracy of data;Party B should organize and integrate existing information systems, enhance user experience, open system interfaces, and strengthen the interoperability and convergence of resource platforms and management platforms;Party B should build a resource service platform according to the national regulations and school needs, and eventually form a nationwide, multi-level distribution, interconnected digital education resources cloud service system to provide convenient and fast services for learners to enjoy high-quality digital education resources;Party B should strive to expand the coverage of high-quality educational resources by means of informationization, and gradually narrow the regional and urban-rural digital gap: to set up an Internet site covering three provincial-level agricultural and broadcasting schools in China (htp:/w.gosline.cn/), and to build an intelligent farmer cloud platform.

3. Party B shall gradually complete the cloud service of data integration for higher vocational colleges and secondary vocational colleges within 5 years.

4. Party A shall play its role of supervision, guidance and coordination to provide convenient green channels for Party B.

5. In case of any dispute arising from the performance of this agreement, both parties shall settle the dispute through consultation in the principle of mutual understanding and mutual accommodation. If no settlement can be reached through consultation, either party may apply to the Beijing branch of China international economic and trade arbitration commission for arbitration

6. This agreement is made in duplicate, with each party keeping one copy. Both copies have the same legal effect.

Sign page

Party A: China Adult Education Association (seal)

/s/Chen Daming

Party B: Wuxi kingway technology co., LTD (seal)

/s/Hua Lugang
Place: Beijing, China